EXHIBIT 4.4
REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT is made and entered into as of August ___, 2005 by and among Viseon, Inc., a Nevada corporation (the “Company”) and each Purchaser who has entered into a Purchase Agreement (the “Purchase Agreement”) for the Offered Securities (as defined herein) (such Purchasers are collectively referred to herein as the “Purchasers”). In order to induce the Purchasers to enter into the Purchase Agreements, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreements.
     The Company agrees with the Purchasers, (i) for their benefit as Purchasers and (ii) for the benefit of the beneficial owners (including the Purchasers) from time to time of the Offered Securities (as defined herein) and the beneficial owners from time to time of the Underlying Common Stock (as defined herein) issued upon conversion of, or in payment of dividends on, the Offered Securities (each of the foregoing a “Holder” and, together, the “Holders”), as follows:
     SECTION 1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:
     “Affiliate”: With respect to any specified person, an “affiliate,” as defined in Rule 144, of such person.
     “Amendment Effectiveness Deadline Date”: See Section 2(d) hereof.
     “Business Day”: Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.
     “Common Stock”: The shares of common stock, $.01 par value, of the Company including the Underlying Common Stock.
     “Company”: The Company shall have the meaning set forth in the first paragraph of this Agreement and shall also include the Company’s successors.
     “Deferral Notice”: See Section 3(i) hereof.
     “Deferral Period”: See Section 2(h) hereof.
     “Deferral Period Liquidated Damages”: See Section 2(h) hereof.
     “Effectiveness Deadline Date”: See Section 2(a) hereof.
     “Effectiveness Period”: Commencing on the date that the Initial Registration Statement is declared effective until the first to occur of (i) the sale pursuant to a Registration Statement of the Common Stock receivable upon conversion or exercise of all of the Offered Securities or (ii) August 22, 2012.

     “Exchange Act”: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
     “Excess Deferral Period Liquidated Damages”: See Section 2(h) hereof.
     “Excluded Shares”: means any of: (i) shares of Common Stock issued or issuable pursuant to the Company’s Series B Convertible Preferred Stock, Series B Warrants, or Series B-Agent Warrants, specifically including all shares of Common Stock which may be issued upon conversion or exercise thereof or which may be issued as dividends thereon, (ii) shares of Common Stock issued or issuable pursuant to the Company’s Series A Convertible Preferred Stock, specifically including all conversion shares and all shares that may be issued as dividends thereon, (iii) shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the Issue Date, (iv) shares of Common Stock issuable pursuant to or upon the conversion of any note, debenture, debt instrument and all other written agreements to which the Company is a party on the Issue Date (v) shares of Common Stock (including grants, options and warrants) issuable pursuant to or in accordance with any plan for which the Company has filed a registration statement that has been declared effective including, without limitation, the 1994 Stock Plan, the 2005 Stock Plan and the Consultant Compensation Plan, or any other stock plan, option plan or written agreements to which the Company is a party on the Issue Date, including all modifications and replacements thereof, (vi) shares of Common Stock issued or issuable pursuant to the Company’s Series A-1 Warrants, (vii) shares of Common Stock issued or issuable pursuant to the Company’s Series A-2 Warrants and (viii) shares of Common Stock issued or issuable pursuant to the Company’s Series A-Agent Warrants. Any Excluded Shares issued and outstanding on the Series B Preferred Stock Issue Date that are thereafter amended or modified pursuant to an agreement between the Company and the holder thereof such that the effective price per share of the Common Stock to be issued on the exercise, conversion or exchange thereof is less than the Conversion Price, shall as the result of such amendment or modification thereupon not constitute Excluded Shares. The immediately preceding sentence applies only to such issued and outstanding shares that are affected by such amendment or modification and shall be effective concomitantly with any such amendment or modification taking effect. For the purposes of this definition the effective price per share shall be calculated by dividing the number of shares of Common Stock to be issued upon any such exchange or conversion by the sum of (a) the amount of all consideration given or paid for the securities to be exchanged or converted in to Common Stock and (b) the consideration to be paid upon such issue, exchange or conversion for Common Stock.
     “Filing Deadline Date”: See Section 2(a) hereof.
     “Holder”: See the second paragraph of this Agreement.
     “Initial Registration Statement”: See Section 2(a) hereof.
     “Issue Date”: The date of the Closing (as that term is defined in the Purchase Agreements).
     “Liquidated Damages”: See Section 2(h) hereof.
     “Losses”: See Section 6 hereof.

     “Material Event”: See Section 3(i) hereof.
     “Offered Securities”: The Series B Convertible Preferred Stock and the Series B Warrants purchased pursuant to the Purchase Agreements.
     “Offering”: The Offering identified in the Purchase Agreements.
     “Prospectus”: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.
     “Purchase Agreements”: See the first paragraph of this Agreement.
     “Registrable Securities”: The Underlying Common Stock and any securities into or for which such Underlying Common Stock have been converted or exchanged, and any security issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such security, (A) the earliest of (i) its effective registration under the Securities Act and resale in accordance with the Registration Statement covering it, (ii) the date such securities are eligible for resale by the Holder and its affiliates under Rule 144(k) (iii) its sale to the public pursuant to Rule 144, and (B) as a result of the event or circumstance described in any of the foregoing clauses (i) through (iii), the legends with respect to transfer restrictions can be removed due to the fact that such securities are no longer considered “restricted securities” as such term is defined under the Securities Act, as and when held by the Holder and its affiliates.
     “Registration Statement”: Any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.
     “Restricted Securities”: As this term is defined in Rule 144.
     “Rule 144”: Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
     “SEC”: The Securities and Exchange Commission.
     “Securities Act”: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.
     “Subsequent Registration Statement”: See Section 2(b) hereof.
     “Underlying Common Stock”: The Common Stock receivable upon conversion or exercise of, or received as dividends on, the Offered Securities.

     SECTION 2. Registration. (a) The Company shall prepare and file or cause to be prepared and filed with the SEC, as soon as practicable but in any event by the date (the “Filing Deadline Date”) which is September 30, 2005, a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Holders thereof of all of the Registrable Securities, exclusive of any shares of Common Stock that may be issued in payment of dividends (the “Initial Registration Statement”). The Initial Registration Statement shall be on Form SB-2 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the methods of distribution elected by the Holders and set forth in the Initial Registration Statement. The Company shall use its best efforts to cause the Initial Registration Statement to be declared effective under the Securities Act as promptly as is practicable but in any event by the date (the “Effectiveness Deadline Date”) that is One Hundred Twenty (120) days after the Closing Date, and to keep the Initial Registration Statement (or any Subsequent Registration Statement (as that term is hereafter defined) continuously effective under the Securities Act until the expiration of the Effectiveness Period. At the time the Initial Registration Statement is declared effective, each Holder shall be named as a selling securityholder in the Initial Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law. Attached hereto as Schedule 2 is a complete list of all securityholders having the right to have their securities included in the Initial Registration Statement and the amount of securities they have the right to include in the Registration Statement. The Company shall not include any other securities in the Initial Registration Statement other than the Offered Securities and the securities identified in Schedule 2. The Company shall not file any other registration statement (other than any update, extension, supplement or continuation of a registration statement that is effective on the Closing Date, a registration statement on Form S-8 or any other registration statement relating solely to employee benefit plans) under the Securities Act with the SEC during the first ninety (90) day period after the SEC declares the Initial Registration Statement effective.
          (b) If the Initial Registration Statement or any Subsequent Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period, the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend the Initial Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a “Subsequent Registration Statement”). If a Subsequent Registration Statement is filed, the Company shall use its best efforts to cause the Subsequent Registration Statement to become effective as promptly as is practicable after such filing and to keep such Subsequent Registration Statement continuously effective until the end of the Effectiveness Period.
          (c) It shall be a condition precedent to the obligation of the Company to include the Registrable Securities of any Holder in the Initial Registration Statement or any Subsequent Registration Statement or Additional Registration Statement that such Holder shall furnish to the Company at least ten (10) days prior to the anticipated filing date such information regarding itself, the Registrable Securities held by it, the intended method of disposition of the

Registrable Securities held by it, and all such other information as shall be reasonably required to effect the registration of such Registrable Securities. At least twenty (20) days prior to the first anticipated filing date of any such Registration Statement, other than the Initial Registration Statement for which the applicable period shall be 15 days, the Company shall notify each Holder, at the most recent address previously provided to the Company in writing, of the information the Company requires from each such Holder for inclusion in such Registration Statement and the anticipated filing date of such Registration Statement.
          (d) The Company shall not pay any dividend on the shares of Series B Preferred Stock in shares of its Common Stock unless on the relevant Dividend Payment Date there is an effective Registration Statement permitting the resale of the shares of Common Stock to be issued in payment of such dividend (and in the absence of such an effective Registration Statement, the dividend on the Shares of Series B Preferred Stock shall be paid by the Company in cash). The Company shall use its best efforts to cause any such Registration Statement filed to remain continuously effective under the Securities Act for no less than one year following the dividend payment date on which the Company issued, as a dividend payment, any shares of Common Stock included in such Registration Statement.
          (e) The Company shall supplement and amend the Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement, if required by the Securities Act or, to the extent to which the Company does not reasonably object, as reasonably requested by the registered Holders or by any managing underwriter in the event of an underwritten offering.
          (f) Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to a Registration Statement and related Prospectus, it will do so only in accordance with Section 3(i). If the Company shall file a post-effective amendment to the Registration Statement, it shall (i) use its best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable; (ii) provide such Holder copies of any documents filed in connection with such post-effective amendment; and (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any such post-effective amendment.
          (g) From and after the date the Initial Registration Statement is declared effective, the Company shall not be obligated to file any post-effective amendment to the Registration Statement or supplement to the related Prospectus to solely to reflect a sale or transfer of Registrable Securities by the Purchaser (or any subsequent Holder included in a Registration Statement filed by the Company pursuant to this Section 2(g) that was not consummated pursuant to the plan of distribution set forth in such Registration Statement, provided however, in the event the Company intends to voluntarily file or is required by applicable law to file with the SEC a post-effective amendment to the Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference, the Company shall make such amendments to the Registration Statement as shall be necessary to include the transferee of the Registrable Securities to be included as a selling shareholder in the Registration Statement. It shall be a condition precedent to the obligation of the Company to include such transferee Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, the intended method of disposition of the Registrable Securities held by it, and all such other information as shall be reasonably required to effect the registration of such Registrable Securities at least ten (10) days prior to the anticipated filing date of a post-effective amendment to the Registration Statement pursuant to this Section 2(g). The Company shall notify each transferee Holder, that was previously disclosed to the Company in writing together with a valid and current mailing address, of the information the Company requires from each such Holder for inclusion in such Registration Statement at least twenty (20) days prior to the anticipated filing date of a post-effective amendment to the Registration Statement.
          (h) The payments of liquidated damages identified and set forth in this Section 2(h) hereinbelow are hereinafter referred to independently and collectively as “Liquidated Damages”.
(i)	If (1) the Initial Registration Statement is not filed by the Company with the SEC on or prior to the Filing Deadline Date, then for each day following the Filing Deadline Date, until but excluding the date the Registration Statement is filed, (such liquidated damages payable with respect to such period being the “Filing Deadline Date Liquidated Damages”) or (2) the Initial Registration Statement is not declared effective by the SEC by the Effectiveness Deadline Date, then for each day following the Effectiveness Deadline Date, until but excluding the date the SEC declares the Initial Registration Statement effective (such liquidated damages payable with respect to such period being the “Effectiveness Deadline Date Liquidated Damages”), in each case the Company shall, pay the Purchaser with respect to any such failure, as liquidated damages and not as a penalty, an amount per month (computed on the basis of a 360-day year consisting of twelve 30-day months) equal to one percent (1%) of the purchase price paid by such Purchaser for the Offered Securities purchased pursuant to the Purchase Agreement; which will be deemed to accrue on a daily basis and, such payment shall be made, with respect to the previous month, no later than the first business day of the calendar month next succeeding the month in which any such day occurs.

(ii)	In the event of the failure of the Company to maintain a Registration Statement continually effective after it is declared effective by the SEC for the full period required by this Agreement the Company shall be entitled to exercise its rights under Section 3(i) hereinbelow to suspend the availability of the Registration Statement or any Prospectus, without incurring or accruing any obligation to pay Liquidated Damages, for one or more periods not to exceed 30 days in any 12-month period (any such period, during which the availability of the Registration Statement and any Prospectus is suspended being a “Deferral Period”). In the event that the aggregate duration of all such Deferral Periods exceeds thirty (30) days in any twelve (12) month period, then, within five (5) Business Days following the day that results in the aggregate Deferral Period exceeding such thirty (30) days in any twelve (12) month period, the Company shall pay to the Purchaser with respect to such cumulative (30) day failure, as liquidated damages and not as a penalty, an amount equal to three percent (3%) of the purchase price paid by such Purchaser for the Offered Securities pursuant to the Purchase Agreement. Such liquidated damages are payable on the first occurrence that the aggregate length of time of one or more Deferral Periods exceeds thirty (30) days in any twelve (12) month period. Such Liquidated Damages payable with respect to such period being the “Deferral Period Liquidated Damages.” Thereafter, commencing on the calendar day following the expiration of any Deferral Period for which Deferral Period Liquidated Damages are payable, until the day preceding the next date on which the SEC declares a Registration Statement effective, for Deferral Periods exceeding thirty (30) days in the aggregate within that same 12-month period (an “Excess Deferral Period”), the Company shall pay to the Purchaser with respect to such Excess Deferral Period, as Liquidated Damages and not as a penalty, an amount equal to three percent (3%) of the purchase price paid by such Purchaser for the Offered Securities pursuant to the Purchase Agreement. Such Liquidated Damages payable with respect to such period being the “Excess Deferral Period Liquidated Damages.”
In addition to the payments of Liquidated Damages set forth in Section 2(h), beginning on the sixty-first (61st) day following the Effectiveness Deadline Date during any time that Effectiveness Deadline Date Liquidated Damages or Excess Deferral Damages are payable, as an offset for any inconvenience occasioned thereby, but not as a penalty, the Company shall honor a Purchaser’s request for a cashless exercise of such Purchaser’s Series B Warrant, in whole or in part, pursuant to the following procedure. In connection with any exercise of a Purchaser’s Series B Warrant made sixty-one (61) or more days after the Effectiveness Deadline Date, during a time that Effectiveness Deadline Date Liquidated Damages or Excess Deferral Damages are payable hereunder, the Purchaser may, at its option, instruct the Company, by written notice accompanying the surrender of the Series B Warrant at the time of such exercise, to apply to the payment required by Section 1.1 of the Series B Warrant such number of the shares of Common Stock otherwise issuable to such Purchaser upon such exercise as shall be specified in such notice, in which case an amount equal to the excess of the aggregate Closing Price (as defined in the Series B Warrant) of such specified number of shares on the date of exercise over the portion of the payment required by Section 1.1 of the Series B Warrant attributable to such shares shall be deemed to have been paid to the Company and the number of shares issuable upon such exercise shall be reduced by such specified number. The Company shall deliver the remaining balance of the shares issuable upon such exercise together with payment in lieu of fractional shares, if any, as provided in Section 1.3 of the Series B Warrant.

          (i) Payments of Liquidated Damages made pursuant to Section 2(h) shall not constitute the Purchaser’s exclusive remedy for such events. Notwithstanding the foregoing provisions, in no event shall the Company be obligated to pay Liquidated Damages to more than one Purchaser in respect of the same Offered Securities for the same period of time nor shall the aggregate Liquidated Damages paid to the Purchaser and all subsequent holders in respect of the same Offered Securities exceed the sales price of such Offered Securities. Liquidated Damages shall be paid only to the then current, at the time of the occurrence giving rise to the obligation of the Company to pay such Liquidated Damages, Holders of issued and outstanding shares of Series B Convertible Preferred Stock (or Common Stock received by such Holders upon the conversion of such Series B Convertible Preferred Stock) and shall be payable thereon until such time as, with respect to any such share, the Company is not required to file a registration statement or cause a registration statement to be declared effective.
          (j) No Liquidated Damages shall be payable on the Series B Warrants or any shares of Common Stock received by any Holders as dividends paid or payable on the Series B Convertible Preferred Stock. No Liquidated Damages shall be payable with respect to any share of Series B Convertible Preferred Stock for any period during which the Company does not have an obligation, with respect to any shares of Common Stock receivable upon conversion of such shares of Series B Convertible Preferred Stock, to file a registration statement or cause a registration statement to be declared effective. No Liquidated Damages shall be payable with respect to any share of Common Stock received upon conversion of the Series B Convertible Preferred Stock for any period during which the Company does not have an obligation, with respect to any such share of Common Stock, to file a registration statement or cause a registration statement to be declared effective. All Liquidated Damages shall be payable in cash, on demand, following the date when due. Liquidated Damages that remain unpaid thirty days following the date when due shall thereafter be past due (herinafter “Past Due Liquidated Damages”). All Past Due Liquidated Damages shall accrue interest at the rate of eighteen percent (18%) per annum until paid. Payments of Past Due Liquidated Damages shall include the payment of all accrued interest thereon when paid.
     SECTION 3. Registration Procedures. In connection with the registration obligations of the Company under Section 2 hereof, the Company shall:
          (a) Before filing any Registration Statement or Prospectus or any amendments or supplements thereto with the SEC, furnish to the Purchasers copies of all such documents proposed to be filed no later than three (3) Business Days prior to the day that each such document is filed.
          (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2(a); cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.
          (c) As promptly as practicable (i) give notice to the Holders when any Prospectus, Prospectus supplement, Registration Statement or post-effective amendment to a Registration Statement has been filed with the SEC and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective and (ii) give notice to the Holders (A) of any request, following the effectiveness of the Initial Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to any Registration Statement or related Prospectus or for additional information, (B) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceedings for that purpose, (C) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (D) of the occurrence of (but not the nature of or details concerning) a Material Event and (E) of the determination by the Company that a post-effective amendment to a Registration Statement will be filed with the SEC, which notice may, at the discretion of the Company or as required pursuant to Section 3(i), state that it constitutes a Deferral Notice, in which event the provisions of Section 3(i) shall apply.
          (d) Use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment.
          (e) If reasonably requested by any Holder, as promptly as practicable incorporate in a Prospectus supplement or post-effective amendment to a Registration Statement such information as such Holder shall, on the basis of an opinion of counsel experienced in such matters, determine to be required to be included therein and make any required filings of such Prospectus supplement or such post-effective amendment; provided, that the Company shall not be required to take any actions under this Section 3(e) that are not, in the reasonable opinion of counsel for the Company, in compliance with applicable law.
          (f) As promptly as practicable furnish to each Holder (when requested in writing by such Holder), without charge, at least one (1) conformed copy of the Registration Statement and any amendment thereto, including financial statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless requested in writing to the Company by such Holder).
          (g) During the Effectiveness Period, deliver to each Holder in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Holder may reasonably request; and the Company hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto conducted in compliance with all securities laws then in effect at the time of such offering or sale in the manner set forth therein.
          (h) Prior to any public offering of the Registrable Securities pursuant to a Registration Statement, register or qualify or cooperate with the Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing; prior to any public offering of the Registrable Securities pursuant to a Registration Statement, keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Holder’s offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Registration Statement and the related Prospectus; provided, that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.
          (i) Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of a Registration Statement or the initiation of proceedings with respect to a Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a “Material Event”) as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development, public filing with the SEC or other similar event with respect to the Company that, in the reasonable discretion of the Board of Directors of the Company, makes it appropriate to suspend the availability of a Registration Statement and the related Prospectus, (i) in the case of clause (B) above, subject to the next sentence, as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use its best efforts to cause it to be declared effective as promptly as is practicable, and (ii) give notice to the Holders that the availability of the Registration Statement is suspended (a “Deferral Notice”) and, upon receipt of any Deferral Notice, each Holder agrees not to sell any Registrable

Securities pursuant to the Registration Statement until such Holder’s receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the sole judgment of the Board of Directors of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter and (z) in the case of clause (C) above, as soon as, in the discretion of the Board of Directors of the Company, such suspension is no longer appropriate. Subject to Section 2(h) hereof, the Company shall be entitled to exercise its right under this Section 3(i) to suspend the availability of the Registration Statement or any Prospectus without incurring or accruing any obligation to pay Liquidated Damages for one or more periods not to exceed 30 days in any 12-month period.
          (j) Use its best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than forty-five (45) days after the end of any three (3) month period (or ninety (90) days after the end of any twelve (12) month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Registration Statement, which statements shall cover said periods.
          (k) Cooperate with each Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold or to be sold pursuant to a Registration Statement, which certificates shall not bear any restrictive legends, and cause such Registrable Securities to be in such names as such Holder may request in writing at least two (2) Business Days prior to any sale of such Registrable Securities.
          (l) Provide a CUSIP number for all Registrable Securities covered by each Registration Statement not later than the effective date of such Registration Statement and provide the Holders with printed certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.
          (m) Use its best efforts to cause the Underlying Common Stock to be listed on any securities exchange or any automated quotation system on which similar securities issued by the Company are then listed, to the extent the Underlying Common Stock satisfies applicable listing requirements.
          (n) Provide such information as is required for any filings required to be made with the National Association of Securities Dealers, Inc.
     SECTION 4. Holder’s Obligations. Each Holder agrees, by acquisition of the Registrable Securities, promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading and any other information regarding such Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything contained in this Agreement to the contrary, it is expressly understood and agreed that any Holder may from time to time purchase and/or sell securities of the Company and by virtue of such purchases and/or sales the number of securities of the Company owned by such Holder which is listed in the Prospectus may or may not be correct at any given time and that such Holder shall have no liability whatsoever to any Person in the event that the number of securities of the Company owned by such Holder at any given time differs from the number of securities of the Company owned by such Holder which is listed in the Prospectus.
     SECTION 5. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under this Agreement whether or not any of the Registration Statements are declared effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with federal and state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as are designated by the Holders of a majority of the Registrable Securities being sold pursuant to a Registration Statement, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company), (iii) duplication expenses relating to a reasonable number of copies of each Registration Statement or Prospectus delivered to any Holders hereunder, (iv) fees and disbursements of counsel for the Company in connection with the Registration Statement, (v) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, (vi) reasonable fees and disbursements of the transfer agent for the Common Stock and its counsel and (vii) Securities Act liability insurance, if any, obtained by the Company in its sole discretion. The Company shall bear or reimburse the Holders for the reasonable fees and disbursements of one firm of legal counsel for the Holders in connection with services rendered for the benefit of the Holders in connection with subsection 5(i)(y) hereinabove. In addition, the Company shall pay the internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which similar securities of the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company. All underwriting discounts and selling commissions resulting from the sale of any Registrable Securities by a Holder shall be borne by the selling Holder incurring the same.

     SECTION 6. Indemnification.
For the purpose of this Section 6:
(i)	the term “Purchaser/Affiliate” shall mean any affiliate of the Purchaser, including a transferee who is an affiliate of the Purchaser, and any person who controls the Purchaser or any affiliate of the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and

(ii)	the term “Registration Statement” shall include any preliminary prospectus, final prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to in Section 2.
          (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Purchaser and each Purchaser/Affiliate against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the prior written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the rules and regulations promulgated under the Securities Act, or the Prospectus, in the form first filed with the SEC pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations or warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder or under law, and will promptly reimburse each such Purchaser and each such Purchaser/Affiliate for any legal and other expenses as such expenses are reasonably incurred by such Purchaser or such Purchaser/Affiliate in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein, or (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Section 4, or (iii) the inaccuracy of any representation or warranty made by such Purchaser herein or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.
          (b) Indemnification by Holders of Registrable Securities. Each Purchaser will severally, and not jointly, indemnify and hold harmless the Company, each of its directors, each of its executive officers, including such officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure by such Purchaser to comply with the covenants and agreements contained in Section 4 hereof, or (ii) the inaccuracy of any representation or warranty made by such Purchaser herein, or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In no event shall the liability of any selling Holder of Registrable Securities hereunder be in excess of the net proceeds that such Holder received from the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such indemnification obligation.
          (c) Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party under this Section 6 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, promptly notify the indemnifying party in writing thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 6 to the extent it is not prejudiced in its ability to defend such action as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement, provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party from all liability on claims that are the subject matter of such proceeding.
          (d) Contribution. If the indemnification provided for in this Section 6 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 6 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the private placement of the Offered Securities to such Purchaser under the Purchase Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement and/or the Registration Statement which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company for the Offered Securities purchased by such Purchaser pursuant to the Purchase Agreement that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount such Purchaser paid for the Registrable Securities that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company, on the one hand, and each Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by such Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 6, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 6 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined solely by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 6, no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations to contribute pursuant to this Section 6 are several and not joint.
          (e) The indemnity, contribution and expense reimbursement obligations of the parties hereunder shall be in addition to any liability any indemnified party may otherwise have hereunder, under the Purchase Agreement or otherwise.
          (f) The indemnity and contribution provisions contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any person controlling any Holder, or the Company, or the Company’s officers or directors or any person controlling the Company and (iii) the sale of any Registrable Securities by any Holder.
     SECTION 7. Information Requirements. The Company covenants that, if at any time before the end of the Effectiveness Period the Company is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder of Registrable Securities and take such further reasonable action as any Holder of Registrable Securities may reasonably request in writing (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in the Company’s most recent report filed pursuant to Section 13 or

Section 15(d) of Exchange Act. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities (other than the Common Stock) under any section of the Exchange Act.
     SECTION 8. Miscellaneous.
          (a) Piggyback Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each Holder a written notice of such determination and, if within fifteen days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that, the Company shall not be required to register any Registrable Securities pursuant to this Section 8(a) that are eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act or that are the subject of a then effective Registration Statement.
          (b) No Conflicting Agreements. The Company may be, as of the date hereof, but shall not be as of the Closing Date under the Purchase Agreement a party to, nor shall it, on or after the date of this Agreement, enter into, any agreement with respect to its securities that conflicts with, or provides registration rights superior to, the rights granted to the Holders of Registrable Securities in this Agreement. The Company represents and warrants that the rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with the rights granted to the holders of the Company’s securities under any other agreements.
          (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the then outstanding Underlying Common Stock constituting Registrable Securities (with Holders of the Series B Preferred Stock and warrants deemed to be the Holders, for purposes of this Section, of the number of outstanding shares of Common Stock into which such shares of Series B Preferred Stock or warrants are or would be convertible or exercisable as of the date on which such consent is requested). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this

Section 8(c), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.
          (d) Notices. All notices and other communications provided for or permitted hereunder shall he made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:
(1)	if to a Purchaser, to the address for such Purchaser set forth in the signature pages of this Agreement;

(2)	if to another Holder, at the most current address given by such Holder to the Company in its notice given to the Company;

(3)	if to the Company, to:

Viseon, Inc.
Attn: President
8445 Freeport Parkway, Suite 245
Dallas, TX 75063

With a copy to:

Albert B. Greco, Jr.
Law Offices of Albert B. Greco, Jr.
16901 N. Dallas Parkway, Suite 230
Addison, Texas 75001
or to such other address as such person may have furnished to the other persons identified in this Section 8(d) in writing in accordance herewith.
          (e) Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.
          (f) Successors and Assigns. Any person who purchases any Registrable Securities from any of the Purchasers shall be deemed, for purposes of this Agreement, to be an assignee of such Purchaser. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities.

          (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.
          (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
          (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT THAT FEDERAL LAW OR THE INTERNAL LAWS OF THE STATE OF NEVADA IN RESPECT OF SECURITIES ISSUED BY ENTITIES DOMICILED WITHIN SUCH STATE OR REGARDING CORPORATE GOVERNANCE MAY APPLY.
          (j) Severability. If any term provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.
          (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement.
          (l) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for (i) any liabilities or obligations under Section 5 or 6 hereof and (ii) the obligations to make payments of any Liquidated Damages under Section 2(h) hereof to the extent such damages accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms and (iii) such termination shall not relieve a party hereto of any liability arising out of or related to such party’s breach of this Agreement prior to the end of the Effectiveness Period.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

VISEON, INC.
By:
John Harris, President

NAME OF PURCHASER

By:
Title:

Address of Purchaser:

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